Exhibit 10.2

VOTING AND EXCHANGE TRUST AGREEMENT

This VOTING AND EXCHANGE TRUST AGREEMENT made as of January 24, 2012 (this “Agreement”), among US Gold Corporation (“US Gold”), a corporation existing under the laws of the State of Colorado, McEwen Mining (Alberta) ULC (“Callco”), an unlimited liability corporation existing under the laws of the Province of Alberta, McEwen Mining — Minera Andes Acquisition Corp. (“Exchangeco”), a corporation existing under the laws of the Province of Alberta, and Computershare Trust Company of Canada, (the “Trustee”), a trust company incorporated under the federal laws of Canada.

RECITALS:

WHEREAS, in connection with an arrangement agreement dated as of September 22, 2011, by and among US Gold, Exchangeco and Minera Andes Inc., a corporation existing under the laws of the Province of Alberta (“Minera Andes”) (such agreement as may be amended or restated is hereinafter referred to as the “Arrangement Agreement”), Exchangeco is to issue exchangeable shares (the “Exchangeable Shares”) to the holders of common shares of Minera Andes pursuant to an arrangement (the “Arrangement”) under Section 193 of the Business Corporations Act (Alberta) on the terms and conditions set out in the Plan of Arrangement (as defined in the Arrangement Agreement);

WHEREAS, holders of Exchangeable Shares will be entitled to require Exchangeco to redeem such Exchangeable Shares and upon such redemption each Exchangeable Share shall be exchanged for one share of common stock of US Gold (“US Gold Common Stock”);

WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in US Gold shall be exercisable by Beneficiaries (as hereinafter defined) from time to time by and through the Trustee, which will hold legal title to the Special Voting Share (as hereinafter defined) to which voting rights attach for the benefit of Beneficiaries;

WHEREAS, pursuant to the Arrangement Agreement, US Gold, Callco, Exchangeco and the Trustee are required to execute a voting and exchange trust agreement substantially in the form of this Agreement;

AND WHEREAS, these recitals and any statements of fact in this Agreement are made by US Gold, Callco and Exchangeco and not by the Trustee.

NOW THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Exchangeco, which Share Provisions are set out in Exhibit 1 to the Plan of Arrangement which is Exhibit “A” to the Arrangement Agreement. The following terms shall have the following meanings:

“ABCA” means the Business Corporations Act (Alberta), including the regulations promulgated thereunder, in either case as amended from time to time.

“Agreement” has the meaning ascribed thereto in the introductory paragraph.

“Arrangement” has the meaning ascribed thereto in the Recitals.

“Arrangement Agreement” has the meaning ascribed thereto in the Recitals.

“Automatic Exchange Right” has the meaning ascribed thereto in Section 5.11(2).

“Beneficiaries” mean the registered holders from time to time of Exchangeable Shares, other than US Gold and its Subsidiaries.

“Beneficiary Votes” has the meaning ascribed thereto in Section 4.2.

“Callco” has the meaning ascribed thereto in the introductory paragraph.

“Equivalent Vote Amount” means, with respect to any matter, proposition or question on which holders of shares of US Gold Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of US Gold Common Stock is entitled with respect to such matter, proposition or question.

“Exchange Right” has the meaning ascribed thereto in Section 5.1.

“Exchangeable Shares” has the meaning ascribed thereto in the Recitals.

“Exchangeco” has the meaning ascribed thereto in the introductory paragraph.

“including” means “including without limitation” and “includes” means “includes without limitation”.

“Indemnified Parties” has the meaning ascribed thereto in Section 8.1(1).

“Insolvency Event” means (i) the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or (ii) the filing by Exchangeco of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous Laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Exchangeco to contest in good faith any such proceedings within 30 days of becoming aware thereof, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver, or (iii) the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they become due, or (iv) Exchangeco not being permitted, pursuant to solvency requirements of applicable Law, to redeem any Retracted Shares pursuant to Section 6.1(d) of the Share Provisions specified in a retraction request delivered to Exchangeco in accordance with Article 6 of the Share Provisions.

“List” has the meaning ascribed thereto in Section 4.6.

“Minera Andes” has the meaning ascribed thereto in the Recitals.

“Officer’s Certificate” means, with respect to US Gold, Callco or Exchangeco, as the case may be, a certificate signed by any one of the Chairman of the Board, the President, any Vice-President or any other executive officer of US Gold, Callco or Exchangeco, as the case may be.

“Other Corporation” has the meaning ascribed thereto in Section 10.4(c).

“Other Shares” has the meaning ascribed thereto in Section 10.4(c).

“Plan of Arrangement” has the meaning ascribed thereto in the Recitals.

“Privacy Laws” has the meaning ascribed thereto in Section 6.19.

“Retracted Shares” has the meaning ascribed thereto in Section 5.7.

“Special Voting Share” means the one share of Series B special voting preference stock with no par value, issued by US Gold to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of shares of US Gold Common Stock equal to the number of Exchangeable Shares outstanding from time to time that are held by Beneficiaries.

“Trust” means the trust created by this Agreement.

“Trust Estate” means the Special Voting Share, the Automatic Exchange Right, the Exchange Right and any money or other securities, rights or assets that may be held by the Trustee from time to time pursuant to this Agreement.

“Trustee” means Computershare Trust Company of Canada and, subject to the provisions of ARTICLE 9, includes any successor trustee.

“US Gold” has the meaning ascribed thereto in the introductory paragraph.

“US Gold Common Stock” has the meaning ascribed thereto in the Recitals.

“US Gold Consent” has the meaning ascribed thereto in Section 4.2.

“US Gold Liquidation Event” has the meaning ascribed thereto in Section 5.11(1).

“US Gold Liquidation Event Effective Date” has the meaning ascribed thereto in Section 5.11(3).

“US Gold Meeting” has the meaning ascribed thereto in Section 4.2.

“US Gold Successor” has the meaning ascribed thereto in Section 10.1.

“Voting Rights” means the voting rights attached to the Special Voting Share.

1.2                               Interpretation Not Affected by Headings, etc.

The division of this Agreement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an “Article” or “Section” refers to the specified Article or Section of this Agreement.

1.3                               Number, Gender, etc.

In this Agreement, unless the context otherwise requires words importing the singular number include the plural and vice versa. Words importing any gender shall include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.

1.4                               Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5                               Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in, and all payments provided for herein shall be made in United States dollars, and “$” or “US$” refers to United States dollars and “C$” refers to Canadian dollars.

1.6                               Payments

All payments to be made hereunder will be made without interest and less any Tax required by Canadian or United States Tax Law to be deducted and withheld.

ARTICLE 2

TRUST

2.1                               Establishment of Trust

The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Right in order to enable the Trustee to exercise such rights and will hold the other rights granted in or resulting from the Trustee being a party to this Agreement in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

ARTICLE 3

SPECIAL VOTING SHARE

3.1                               Issue and Ownership of the Special Voting Share

Immediately following the execution and delivery of this Agreement, US Gold will issue to and deposit with the Trustee the Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. US Gold hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by US Gold to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share provided that the Trustee shall: (a) hold the Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Share and the Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2                               Legended Share Certificates

Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3                               Safekeeping of Certificate

The certificate representing the Special Voting Share shall at all times be held in safekeeping by the Trustee or its agent.

ARTICLE 4

EXERCISE OF VOTING RIGHTS

4.1                               Voting Rights

The Trustee, as the holder of record of the Special Voting Share, shall be entitled to exercise all of the Voting Rights, including the right to consent to or vote in person or by proxy the Special Voting Share, on any matter, question, proposal or proposition whatsoever that may properly come before the stockholders of US Gold at a US Gold Meeting or in connection with a US Gold Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee subject to the terms of this Agreement.  Subject to Section 6.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this ARTICLE 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the US Gold Consent is sought or the US Gold Meeting is held. To the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.  For certainty, under no circumstances shall the Trustee exercise or permit the exercise of a number of Voting Rights which is greater than the number of Exchangeable Shares outstanding at the relevant time (excluding those Exchangeable Shares held by US Gold and its Subsidiaries).

4.2                               Number of Votes

With respect to all meetings of stockholders of US Gold at which holders of shares of US Gold Common Stock are entitled to vote (each, a “US Gold Meeting”) and with respect to all written consents sought from the holders of shares of US Gold Common Stock (a “US Gold Consent”), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Beneficiary at the close of business on the record date established by US Gold or by applicable Law for such US Gold Meeting or US Gold Consent, as the case may be (the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such US Gold Meeting or to be consented to in connection with such US Gold Consent.

4.3                               Mailings to Shareholders

(1)                                  With respect to each US Gold Meeting and US Gold Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as US Gold utilizes in communications to holders of shares of US Gold Common Stock, subject to applicable regulatory requirements and to the Trustee being advised in writing of such manner and provided that such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List, on the same day as the mailing or notice (or other communication) with respect thereto is commenced by US Gold to its stockholders:

(a)                                  a copy of such notice, together with any related materials, including any proxy or information statement or listing particulars, to be provided to shareholders of US Gold but excluding proxies to vote shares of US Gold Common Stock;

(b)                                 a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such US Gold Meeting or US Gold Consent, as the case may be, or, pursuant and subject to Section 4.7, to attend such US Gold Meeting and to exercise personally the Beneficiary Votes thereat;

(c)                                  a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

(i)                                     a proxy to such Beneficiary or his, her or its designee to exercise personally such holder’s Beneficiary Votes; or

(ii)                                  a proxy to a designated agent or other representative of the management of US Gold to exercise such Beneficiary Votes;

(d)                                 a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

(e)                                  a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

(f)                                    a statement of: (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a US Gold Meeting shall not be later than the close of business on the Business Day immediately prior to the date by which US Gold has required proxies to be deposited for such meeting; and (ii) of the method for revoking or amending such instructions.

(2)                                  The materials referred to in this Section 4.3 are to be provided to the Trustee by US Gold, and the materials referred to in Sections 4.3(1)(b), 4.3(1)(c), 4.3(1)(d), 4.3(1)(e) and 4.3(1)(f) shall (if reasonably practicable to do so) be subject to reasonable comment by the Trustee in a timely manner; provided, however, that the Trustee shall have no obligation to review such materials. Subject to the foregoing, US Gold shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of shares of US Gold Common Stock. US Gold agrees not to communicate with holders of shares of US Gold Common Stock with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.  Notwithstanding the foregoing, US Gold may at its option exercise the duties of the Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.3 so long as in each case US Gold delivers a certificate to the Trustee stating that US Gold has undertaken to perform the obligations of the Trustee set forth in this Section 4.3.

(3)                                  For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any US Gold Meeting or US Gold Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by US Gold or by applicable Law for purposes of determining shareholders entitled to vote at such US Gold Meeting. US Gold will notify the Trustee of any decision of the board of directors of US Gold with respect to the calling of any US Gold Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4                               Copies of Shareholder Information

US Gold will deliver to the Trustee copies of all proxy materials (including notices of US Gold Meetings but excluding proxies to vote shares of US Gold Common Stock), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed by US Gold from time to time to holders of shares of US Gold Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send or cause to be sent those materials to each Beneficiary at the same time as such materials are first sent to holders of shares of US Gold Common Stock. The Trustee will mail or otherwise send, or cause to be mailed or otherwise sent, to each Beneficiary, at the expense of US Gold, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by US Gold) received by the Trustee from US Gold contemporaneously with the sending of such materials to holders of shares of US Gold Common Stock. The Trustee will also make available for inspection by any Beneficiary at the Trustee’s principal office(s) in Toronto, Ontario or Calgary, Alberta all proxy materials, information statements, reports and other written communications that are:

(a)                                  received by the Trustee as the registered holder of the Special Voting Share or made available by US Gold generally to the holders of shares of US Gold Common Stock; or

(b)                                 specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by US Gold.

Notwithstanding the foregoing, US Gold at its option may exercise the duties of Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.4 so long as in each case US Gold delivers a certificate to the Trustee stating that US Gold has undertaken to perform the obligations set forth in this Section 4.4.

4.5                               Other Materials

As soon as reasonably practicable after receipt by US Gold or stockholders of US Gold (if such receipt is known by US Gold) of any material sent or given by or on behalf of a third party to holders of shares of US Gold Common Stock generally, including dissident proxy and information circulars (and related information and material) and take-over bid, tender offer and securities exchange take-over bid circulars (and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, US Gold shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward or cause to be forwarded such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send, or cause to be mailed or otherwise sent, to each Beneficiary, at the expense of US Gold, copies of all such materials received by the Trustee from US Gold. The Trustee will also make available for inspection by any Beneficiary at the Trustee’s principal office(s) in Toronto, Ontario or Calgary, Alberta copies of all such materials.  Notwithstanding the foregoing, US Gold at its option may exercise the duties of Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.5 so long as in each case US Gold delivers a certificate to the Trustee stating that US Gold has undertaken to perform the obligations set forth in this Section 4.5.

4.6                               List of Persons Entitled To Vote

Exchangeco shall: (a) prior to each annual, general and special US Gold Meeting or the seeking of any US Gold Consent; and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a US Gold Meeting or a US Gold Consent, at the close of business on the record date established by US Gold or pursuant to applicable Law for determining the holders of shares of US Gold Common Stock entitled to receive notice of and/or to vote at such US Gold Meeting or to give consent in connection with a US Gold Consent. Each such List shall be delivered to the Trustee promptly after receipt by Exchangeco of such request or the record date for such meeting or seeking of consent, as the case may be, and, in any event, within sufficient time as to enable the Trustee to perform its obligations under this Agreement. US Gold agrees to give Exchangeco written notice (with a copy to the Trustee) of the calling of any US Gold Meeting or the seeking of any US Gold Consent, together with the record date therefor, sufficiently prior to the date of the calling of such meeting or seeking such consent so as to enable Exchangeco to perform its obligations under this Section 4.6.

4.7                               Entitlement To Direct Votes

Subject to Sections 4.8 and 4.11, any Beneficiary named in a List prepared in connection with any US Gold Meeting or any US Gold Consent will be entitled to: (a) instruct the Trustee in the manner described in Section 4.2 hereof with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled; or (b) attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled; or (c) appoint a third party as the proxy of the Trustee to attend such meeting and exercise thereat the Beneficiary’s voting rights to which such Beneficiary is entitled except, in each case, to the extent that such Beneficiary has transferred the ownership of any Exchangeable Shares in respect of which such Beneficiary is entitled to

Beneficiary Votes after the close of business on the record date for such meeting or seeking of consent.

4.8                               Voting By Trustee and Attendance of Trustee Representative at Meeting

(1)                                  In connection with each US Gold Meeting and US Gold Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.2 hereof, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice sent or caused to be sent by the Trustee to the Beneficiary pursuant to Section 4.3.

(2)                                  The Trustee shall cause such representatives who are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Beneficiary to attend each US Gold Meeting. Upon submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Trustee’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either:  (i) has not previously given the Trustee instructions pursuant to Section 4.2 in respect of such meeting; or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes shall have the same rights in respect of such Beneficiary Votes as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9                               Distribution of Written Materials

Any written materials distributed by the Trustee to the Beneficiaries pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as US Gold utilizes in communications to holders of shares of US Gold Common Stock subject to applicable regulatory requirements and to the Trustee being advised in writing of such manner and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the register of holders of Exchangeable Shares maintained by the registrar of the Exchangeable Shares. Exchangeco shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

(1)                                  a current List; and

(2)                                  upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

Exchangeco’s obligations under this Section 4.9 shall be deemed satisfied to the extent US Gold exercises its option to perform the duties of the Trustee to deliver copies of materials to each Beneficiary and Exchangeco provides the required information and materials to US Gold.

4.10                        Termination of Voting Rights

Except as otherwise provided in the Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall lapse and be deemed to be surrendered by the Beneficiary to US Gold or Callco, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon:  (i) the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right; or (ii) the occurrence of the automatic exchange of Exchangeable Shares for shares of US Gold Common Stock, as specified in ARTICLE 5 hereof; or (iii) upon the retraction or redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Share Provisions; or (iv) upon the effective date of the liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Share Provisions; or (v) upon the purchase of Exchangeable Shares from the holder thereof by US Gold or Callco pursuant to the exercise by US Gold or Callco of the Retraction Call Right, the Redemption Call Right, the Change of Law Call Right or the Liquidation Call Right (unless, in any case, US Gold or Callco, as applicable, shall not have delivered the requisite consideration deliverable in exchange therefor).

4.11                        Disclosure of Interest in Exchangeable Shares

The Trustee or Exchangeco shall be entitled to require any Beneficiary or any Person whom the Trustee or Exchangeco knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share:  (a) to confirm that fact; or (b) to give such details as to whom has an interest in such Exchangeable Share, in each case as would be required (if the Exchangeable Shares were a class of “equity securities” of Exchangeco) under Section 102.1 of the Securities Act (Ontario), as amended from time to time, or as would be required under the articles of US Gold or any Laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of Canada or the United States as if, and only to the extent that, the Exchangeable Shares were shares of US Gold Common Stock.

If a Beneficiary does not provide the information required to be provided by such Beneficiary pursuant to this Section 4.11, the board of directors of US Gold may take any action permitted under the articles of US Gold or any Laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of Canada or the United States with respect to the Voting Rights relating to the Exchangeable Shares held by such Beneficiary as if, and only to that the extent that, the Exchangeable Shares were shares of US Gold Common Stock.

ARTICLE 5

EXCHANGE RIGHT, AUTOMATIC EXCHANGE RIGHT AND US GOLD SUPPORT

5.1                               Grant and Ownership of the Automatic Exchange Right and the Exchange Right

US Gold, and Callco, in the case of the Exchange Right, hereby grant to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries: (i) the Automatic Exchange Right, and (ii) the right upon the occurrence and during the continuance of an Insolvency Event, to require US Gold or Callco to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary, all in accordance with the provisions of this Agreement (the “Exchange Right”). US Gold hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of good and valuable consideration (and the adequacy thereof) for the grant of the Automatic Exchange Right and the Exchange Right by US Gold to the Trustee. Callco hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right by Callco to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Automatic Exchange Right and the Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Automatic Exchange Right and the Exchange Right, provided that the Trustee shall:

(a)                                  hold the Automatic Exchange Right and the Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)                                 except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Automatic Exchange Right or the Exchange Right, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

5.2                               Legended Share Certificates

Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of the Automatic Exchange Right, the Exchange Right and of their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary.

5.3                               Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 6.15 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this ARTICLE 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4                               Purchase Price

The purchase price payable by US Gold or Callco, as the case may be, for each Exchangeable Share to be purchased by US Gold or Callco, as the case may be, under the Exchange Right shall be an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. The Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by US Gold or Callco delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, the Exchangeable Share Consideration representing such Exchangeable Share Price.

5.5                               Exercise Instructions

Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Exchangeco.  To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office(s) in Toronto, Ontario or Calgary, Alberta or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires US Gold or Callco to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA, the by-laws of Exchangeco and such additional documents and instruments as the Trustee or Exchangeco may reasonably require together with: (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require US Gold or Callco to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by US Gold or Callco free and clear of all liens, claims, security interests and encumbrances, (iii) the names in which the certificates representing shares of US Gold Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered; and (b) payment (or evidence satisfactory to the Trustee, Exchangeco and US Gold of payment) of the Taxes (if any) payable as contemplated by Section 5.8 of this Agreement. If only a portion of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by US Gold or Callco under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Exchangeco.

5.6                               Delivery of Shares of US Gold Common Stock; Effect of Exercise

Promptly after receipt by the Trustee of the certificates representing the Exchangeable Shares that a Beneficiary desires US Gold or Callco to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of Taxes, if any, payable as contemplated by Section 5.8 or evidence thereof), duly endorsed for transfer to US Gold or Callco, the Trustee shall notify US

Gold, Callco and Exchangeco of its receipt of the same, which notice to US Gold, Callco and Exchangeco shall constitute exercise of the Exchange Right by the Trustee on behalf of the Beneficiary in respect of such Exchangeable Shares, and US Gold or Callco shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary), the Exchangeable Share Consideration deliverable in connection with such exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Exchangeco, Callco and US Gold of the payment of) the Taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to US Gold, Callco and Exchangeco of the exercise of the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to US Gold (or, at US Gold’s option, to Callco) all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Exchangeable Share Consideration therefor, unless such Exchangeable Share Consideration is not delivered by US Gold or Callco to the Trustee, for delivery to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary), within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is so delivered and any such cheque or other property comprising a portion of the Exchangeable Share Consideration is paid.  Upon delivery of such Exchangeable Share Consideration to the Trustee, the Trustee shall promptly deliver such Exchangeable Share Consideration to such Beneficiary (or such other person, if any, properly designated by such Beneficiary).  Concurrently with the closing of the transaction of purchase and sale contemplated by the Exchange Right, such Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of US Gold Common Stock delivered to it pursuant to the Exchange Right.

5.7                               Exercise of Exchange Right Subsequent to Retraction

In the event that a Beneficiary has exercised its retraction right under Article 6 of the Share Provisions to require Exchangeco to redeem any or all of the Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by Exchangeco pursuant to Section 6.1(d) of the Share Provisions that Exchangeco will not be permitted as a result of solvency requirements of applicable Law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from Exchangeco and provided that neither US Gold nor Callco shall have exercised its Retraction Call Right with respect to the Retracted Shares and that the Beneficiary shall not have revoked the retraction request delivered by the Beneficiary to Exchangeco pursuant to Section 6.1(e) of the Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Exchangeco is unable to redeem. In any such event, Exchangeco hereby agrees with the Trustee and in favour of the Beneficiary promptly to notify the Trustee of such prohibition against Exchangeco and to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Exchangeco or to the Transfer Agent (including a copy of the retraction request delivered pursuant to Section 6.1(a) of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Exchangeco is not permitted to redeem and will require US Gold or, at US Gold’s option, Callco, to purchase such shares in accordance with the provisions of this ARTICLE 5.

5.8                               Stamp or Other Transfer Taxes

Upon any sale of Exchangeable Shares to US Gold or Callco pursuant to the Exchange Right or the Automatic Exchange Right, the share certificate or certificates representing shares of US Gold Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Beneficiary: (a) shall pay (and none of US Gold, Callco, Exchangeco or the Trustee shall be required to pay) any documentary, stamp, transfer or other similar Taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary; or (b) shall have established to the satisfaction of the Trustee, US Gold, Callco and Exchangeco that such Taxes, if any, have been paid.

5.9                               Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Exchangeco and US Gold shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from Exchangeco or US Gold or from any other person of the occurrence of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of US Gold, a notice of such Insolvency Event in the form provided by US Gold, which notice shall contain a brief statement of the right of the Beneficiaries with respect to the Exchange Right.

5.10                        Call Rights

The Liquidation Call Right, the Redemption Call Right, the Retraction Call Right, the Change of Law Call Right, the Automatic Exchange Right and the Exchange Right are hereby agreed, acknowledged, consented to and confirmed, and it is agreed and acknowledged that such rights are granted as part of the consideration for the obligations of US Gold under this Agreement.

5.11                        Automatic Exchange Right

(1)                                  US Gold shall give the Trustee written notice of each of the following events (each a “US Gold Liquidation Event”) at the time set forth below:

(a)                                  in the event of any determination by the board of directors of US Gold to institute voluntary liquidation, dissolution or winding up proceedings with respect to US Gold or to effect any other distribution of assets of US Gold among its stockholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution; and

(b)                                 promptly following the earlier of (i) receipt by US Gold of notice of and (ii) US Gold otherwise becoming aware of any instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding up of US Gold or to effect any other distribution of assets of US Gold among its stockholders for the purpose of winding up its affairs in each case where US Gold has failed to contest in good faith any such proceeding commenced in respect of US Gold within 30 days of becoming aware thereof.

(2)                                  Promptly following receipt by the Trustee from US Gold of notice of any US Gold Liquidation Event contemplated by Section 5.11(1)(a) or 5.11(1)(b), the Trustee will give notice or cause such notice to be given thereof to the Beneficiaries. Such notice shall be provided by US Gold to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of US Gold Common Stock provided for in Section 5.11(3) below (the “Automatic Exchange Right”).

(3)                                  In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of shares of US Gold Common Stock in the distribution of assets of US Gold in connection with a US Gold Liquidation Event, immediately prior to the effective date (the “US Gold Liquidation Event Effective Date”) of a US Gold Liquidation Event all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by US Gold or its Subsidiaries) shall be automatically exchanged for shares of US Gold Common Stock. To effect such automatic exchange, US Gold shall purchase each Exchangeable Share outstanding on the last Business Day immediately prior to the US Gold Liquidation Event Effective Date and held by a Beneficiary, and each such Beneficiary shall sell free and clear of any liens, claims or encumbrances the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price on the last Business Day immediately prior to the US Gold Liquidation Event Effective Date, which shall be satisfied in full by US Gold delivering to such holder the Exchangeable Share Consideration representing such Exchangeable Share Price.

(4)                                  On the Business Day immediately prior to the US Gold Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for shares of US Gold Common Stock shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to US Gold all of such Beneficiary’s right, title and interest in and to such Exchangeable Shares free and clear of any liens, claims or encumbrances and shall cease to be a holder of such Exchangeable Shares and US Gold shall deliver or cause to be delivered to the Trustee, for delivery to such holders, the Exchangeable Share Consideration deliverable upon the automatic exchange of the Exchangeable Shares.  Concurrently with each such Beneficiary ceasing to be a holder of Exchangeable Shares, such Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of US Gold Common Stock delivered to it, or to the Trustee on its behalf, pursuant to the automatic exchange of such Beneficiary’s Exchangeable Shares for shares of US Gold Common Stock and the certificates held by such Beneficiary previously representing the Exchangeable Shares exchanged by such Beneficiary with US Gold pursuant to such automatic exchange shall thereafter be deemed to represent the shares of US Gold Common Stock delivered to such Beneficiary by US Gold pursuant to such automatic exchange. Upon the request of any Beneficiary and the surrender by such Beneficiary of Exchangeable Share certificates deemed to represent shares of US Gold Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as US Gold may reasonably require, the Trustee shall deliver or cause to be delivered to such Beneficiary certificates representing the shares of US Gold Common Stock of which such Beneficiary is the holder and the remainder of the Exchangeable Share Consideration, if any.

5.12                        US Gold Common Stock

The obligations of US Gold to issue shares of US Gold Common Stock pursuant to the Automatic Exchange Right or the Exchange Right are subject to all applicable Laws and regulatory or stock exchange requirements.

5.13                        Withholding Rights

US Gold, Callco, Exchangeco and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable to any holder of Exchangeable Shares or US Gold Common Stock such amounts as US Gold, Callco, Exchangeco or the Trustee is required to deduct and withhold with respect to such payment under the Tax Act or the U.S. Tax Code or any provision of federal, provincial, state, territorial, local or foreign Tax Law, in each case as amended or succeeded. The Trustee may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate Taxing Authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, US Gold, Callco, Exchangeco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to US Gold, Callco, Exchangeco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and US Gold, Callco, Exchangeco or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

5.14                        No Fractional Entitlements

Notwithstanding anything contained in this Agreement, including, without limitation, ARTICLE 5, no Beneficiary (or the Trustee as trustee for and on behalf of, and for the use and benefit of a Beneficiary) shall be entitled to, and US Gold and Callco will not deliver, fractions of shares of US Gold Common Stock.  Where the application of the provisions of this Agreement, including, without limitation, ARTICLE 5, would otherwise result in a Beneficiary (or the Trustee, on behalf of the Beneficiary) receiving a fraction of a share of US Gold Common Stock the

Beneficiary (or the Trustee on behalf of the Beneficiary) shall be entitled to receive the nearest whole number of shares of US Gold Common Stock.

ARTICLE 6
CONCERNING THE TRUSTEE

6.1                               Powers and Duties of the Trustee

(1)                                  The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

(a)                                  receipt and deposit of the Special Voting Share from US Gold as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(b)                                 granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

(c)                                  voting the Beneficiary Votes in accordance with the provisions of this Agreement;

(d)                                 receiving the grant of the Exchange Right and the Automatic Exchange Right from US Gold and, in the case of the Exchange Right, Callco, as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(e)                                  exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries any requisite documents and distributing to such Beneficiaries shares of US Gold Common Stock and cheques and other property, if any, to which such Beneficiaries are entitled pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, as the case may be;

(f)                                    holding title to the Trust Estate;

(g)                                 investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(h)                                 taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of US Gold, Callco and Exchangeco under this Agreement and under the Share Provisions; and

(i)                                     taking such other actions and doing such other things as are specifically provided in this Agreement.

(2)                                  In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of duties or of discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons.

(3)                                  The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(4)                                  The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2                               No Conflict of Interest

The Trustee represents to US Gold, Callco and Exchangeco that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in ARTICLE 9. If, notwithstanding the foregoing provisions of this Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Ontario Superior Court of Justice for an order that the Trustee be replaced as trustee hereunder.

6.3                               Dealings With Transfer Agents, Registrars, Etc.

(1)                                  Each of US Gold, Callco and Exchangeco irrevocably authorizes the Trustee, from time to time, to:

(a)                                  consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and shares of US Gold Common Stock; and

(b)                                 requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it, which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement.

(2)                                  Each of US Gold and Callco covenant that it will supply the Trustee or the Transfer Agent, as the case may be, in a timely manner with duly executed share certificates for the purpose of completing the exercise from time to time of all rights to acquire shares of US Gold Common Stock hereunder, under the Share Provisions and under any other security or commitment given to the Beneficiaries pursuant thereto, in each case pursuant to the provisions hereof or of the Share Provisions or otherwise.

6.4                               Books and Records

The Trustee shall keep available for inspection by US Gold, Callco and Exchangeco at the Trustee’s principal office(s) in Toronto, Ontario and Calgary, Alberta correct and complete books and records of account relating to the Trustee’s actions under this Agreement, including all information relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Voting Rights, the Exchange Right and the Automatic Exchange Right, for the term of this Agreement. On or before February 15, 2013, and on or before February 15 in every year thereafter, so long as the Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to US Gold, Callco and Exchangeco a brief report, dated as of the preceding December 31st, with respect to:

(a)                                  the property and funds comprising the Trust Estate as of that date;

(b)                                 the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance and delivery by US Gold or Callco of shares of US Gold Common Stock in connection with the Exchange Right, during the calendar year ended on such December 31st; and

(c)                                  all other actions taken by the Trustee in the performance of its duties under this Agreement that it had not previously reported.

6.5                               Income Tax Returns and Reports

The Trustee shall, to the extent necessary and as advised by counsel, prepare and file, or cause to be prepared and filed, on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable Law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable. US Gold shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

6.6                               Indemnification Prior To Certain Actions By Trustee

(1)                                  The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to ARTICLE 4, subject to Section 6.15 and with respect to the Exchange Right pursuant to ARTICLE 5, subject to Section 6.15, and with respect to the Automatic Exchange Right pursuant to ARTICLE 5, subject to Section 6.15.

(2)                                  None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security or indemnified as aforesaid.

6.7                               Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder, including under the Voting Rights, the Exchange Right or the Automatic Exchange Right, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at Law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8                               Reliance By Trustee Upon Declarations

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists (including any Lists), notices, statutory declarations, certificates, (including share certificates and officer certificates), opinions or reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such lists (including any Lists), notices, statutory declarations, certificates, opinions or reports comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this Agreement.

6.9                               Evidence and Authority To Trustee

(1)                                  US Gold, Callco and/or Exchangeco shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by US Gold, Callco and/or Exchangeco or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including in respect of the Voting Rights, the Automatic Exchange Right or the Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of US Gold, Callco and/or Exchangeco forthwith if and when:

(a)                                  such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 6.9; or

(b)                                 the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives US Gold, Callco and/or Exchangeco written notice requiring it to furnish such evidence in relation to any particular action or obligation or matter specified in such notice.

(2)                                  Such evidence shall consist of an Officer’s Certificate of US Gold, Callco and/or Exchangeco or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

(3)                                  Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Right or the taking of any other action to be taken by the Trustee at the request or on the application of US Gold, Callco and/or Exchangeco and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by such person, provided that if such report or opinion is furnished by a director, officer or employee of US Gold, Callco and/or Exchangeco it shall be in the form of an Officer’s Certificate or a statutory declaration.

(4)                                  Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(a)                                  declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;

(b)                                 describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

(c)                                  declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

6.10                        Experts, Advisers and Agents

The Trustee may:

(a)                                  in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether retained by the Trustee or by US Gold, Callco and/or Exchangeco or otherwise, and may retain or employ such assistance as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights or duties hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

(b)                                 employ such agents and other assistance as it may reasonably require for the proper determination and/or discharge of its powers and duties hereunder; and

(c)                                  pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.11                        Investment of Moneys Held By Trustee

Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested or reinvested in the name or under the control of the Trustee in securities in which, under the Laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee and the Trustee shall so invest such money on the written direction of Exchangeco. Pending the investment of any money as herein provided such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Exchangeco, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the Laws of Canada or any province thereof at the rate of interest then current on similar deposits.  All interest on monies held by or on behalf of the Trustee shall be for the account of Exchangeco and held by Trustee in trust for the benefit of Exchangeco.

6.12                        Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

6.13                        Trustee Not Bound to Act on Request

Except as otherwise specifically provided in this Agreement, the Trustee shall not be bound to act in accordance with any direction or request of US Gold, Callco and/or Exchangeco or of the respective directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.  The Trustee shall have the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation or regulation.  Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation or regulation, then it shall have the right to resign on 10 days written notice to the other parties to this Agreement, provided that:  (a) the Trustee’s written notice shall describe the circumstances of such non-compliance; and (b) if such circumstances are rectified to the Trustee’s satisfaction within such 10 day period, then such resignation shall not be effective.

6.14                        Authority to Carry on Business

The Trustee represents to US Gold, Callco and Exchangeco that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right, the Automatic Exchange Right and the other rights granted in or resulting from the Trustee being a party to this Agreement shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province or territory of Canada, either become so authorized or resign in the manner and with the effect specified in ARTICLE 9.

6.15                        Conflicting Claims

(1)                                  If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)                                  the rights of all adverse claimants with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction and all rights of appeal have expired; or

(b)                                 all differences with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

(2)                                  If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.16                        Acceptance of Trust

The Trustee hereby accepts the Trust created and provided for, by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by Law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

6.17                        Maintenance of Office or Agency

US Gold will maintain in Toronto, Ontario and Calgary, Alberta an office or agency where certificates representing Exchangeable Shares may be presented or surrendered for exchange by Beneficiaries and where notices and demands to or upon US Gold or Exchangeco in respect of the Exchangeable Shares may be served. US Gold will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time US Gold shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be served at the Corporate Trust Office of the Trustee, and US Gold and Exchangeco hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands. Furthermore, copies of all US Gold proxy materials will be made available for inspection by any Beneficiary at such office or agency.

6.18                        Third Party Interests

Each party to this Agreement hereby represents to the Trustee that any account to be opened by, or interest to held by the Trustee in connection with this Agreement, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee’s prescribed form as to the particulars of such third party.

6.19                        Privacy

The parties acknowledge that Canadian federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, no party shall take or direct any action that would contravene, or cause the others to contravene, applicable Privacy Laws. The parties shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and not to use it for any other purpose except with the consent of or direction from the other parties or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

ARTICLE 7
COMPENSATION

7.1                               Fees and Expenses of the Trustee

The Trustee will invoice US Gold for its fees and expenses under this Agreement. US Gold, Callco and Exchangeco jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including Taxes other than Taxes based on the net income or capital of the Trustee, fees paid and disbursements reimbursed to legal counsel and other experts and advisors and agents and assistants, and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, and including fees and expenses for attendance at any US Gold Meeting, reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that US Gold, Callco and Exchangeco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation or any such proceedings in which the Trustee is determined to have acted in bad faith or with fraud, gross negligence, recklessness or wilful misconduct.

ARTICLE 8
INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1                               Indemnification of the Trustee

(1)                                  US Gold, Callco and Exchangeco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee’s legal counsel) which, without fraud, gross negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by US Gold, Callco or Exchangeco pursuant hereto.

(2)                                  US Gold, Callco or Exchangeco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim; provided that the omission to so notify US Gold, Callco or Exchangeco shall not relieve US Gold, Callco or Exchangeco of any liability which any of them may have to any Indemnified Party except to the extent that any such delay prejudices the defence of any such claim or action or results in any increase in the liability which US Gold, Callco or Exchangeco have under this indemnity.  Subject to (ii) below, US Gold, Callco and Exchangeco shall be entitled to participate at their own expense in the defence and, if US Gold, Callco and Exchangeco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by US Gold, Callco or Exchangeco; or (ii) the named parties to any such suit include both the Trustee and US Gold, Callco or Exchangeco and the Trustee shall have been advised by counsel acceptable to US Gold, Callco or Exchangeco that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to US Gold, Callco or Exchangeco and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case US Gold, Callco and Exchangeco shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). The indemnities contained in this ARTICLE 8 shall survive the termination of the Trust and the resignation or removal of the Trustee.

8.2                               Limitation of Liability

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, gross negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

8.3                               Force Majeure

Except for the payment obligations of US Gold, Callco and Exchangeco contained herein, no party shall be liable to the other, or held in breach of this Agreement, if prevented, hindered or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures).  Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 8.3.

ARTICLE 9
CHANGE OF TRUSTEE

9.1                               Resignation

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to US Gold, Callco and Exchangeco specifying the date on which it desires to resign, provided that such notice shall not be given less than sixty (60) days before such desired resignation date unless US Gold, Callco and Exchangeco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Exchangeco shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the Laws of Canada and authorized to carry on the business of a trust company in all provinces and territories of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, US Gold, Callco and Exchangeco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

9.2                               Removal

The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than thirty (30) days’ prior notice by written instrument executed by US Gold, Callco and Exchangeco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that such removal shall not take effect until the date of acceptance of appointment by the successor trustee.

9.3                               Successor Trustee

Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to US Gold, Callco and Exchangeco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of US Gold, Callco and Exchangeco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, US Gold, Callco, Exchangeco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Notwithstanding the foregoing, any corporation to which all or substantially all of the business of the Trustee is transferred shall automatically become the successor trustee without any further act.

9.4                               Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, US Gold, Callco and Exchangeco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If US Gold, Callco or Exchangeco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of US Gold, Callco and Exchangeco

ARTICLE 10
US GOLD SUCCESSORS

10.1                        Certain Requirements in Respect of Combination, etc.

US Gold shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:  (i) such other person or continuing corporation (the “US Gold Successor”) by operation of Law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the US Gold Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such US Gold Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of US Gold under this Agreement; and (ii) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

10.2                        Vesting of Powers in Successor

Whenever the conditions of Section 10.1 have been duly observed and performed, the parties, if required by Section 10.1, shall execute and deliver the supplemental trust agreement provided for in Section 10.1 and thereupon the US Gold Successor and such other person that may then be the issuer of the shares of US Gold Common Stock shall possess and from time to time may exercise each and every right and power of US Gold under this Agreement in the name of US Gold or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of US Gold or any officers of US Gold may be done and performed with like force and effect by the directors or officers of such US Gold Successor.

10.3                        Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any direct or indirect wholly-owned Subsidiary of US Gold with or into US Gold or the winding-up, liquidation or dissolution of any direct or indirect wholly-owned Subsidiary of US Gold, provided that all of the assets of such Subsidiary are transferred to US Gold or another direct or indirect wholly-owned Subsidiary of US Gold, and any such transactions are expressly permitted by this ARTICLE 10.

10.4                        Successor Transaction

In the event of an US Gold Control Transaction:

(a)                                  in which US Gold merges or amalgamates with, or in which all or substantially all of the then outstanding shares of US Gold Common Stock are acquired by, one or more other corporations to which US Gold is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the Tax Act (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)                                 which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

(c)                                  in which all or substantially all of the then outstanding shares of US Gold Common Stock are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such US Gold Control Transaction, owns or controls, directly or indirectly, US Gold, then:

(i)                                     all references herein to “US Gold” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to shares of “US Gold Common Stock” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Share Provisions or Article 8 of the Plan of Arrangement or exchange of such shares pursuant to this Agreement immediately subsequent to the US Gold Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Share Provisions or Article 8 of the Plan of Arrangement, or exchange of such shares pursuant to this Agreement had occurred immediately prior to the US Gold Control Transaction and the US Gold Control Transaction was completed, but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any sub-division, consolidation or reduction of share capital) without any need to amend the terms and conditions of this Agreement and without any further action required; and

(ii)                                  US Gold shall cause the Other Corporation to deposit one or more voting securities of such Other Corporation to allow Beneficiaries to exercise voting rights in respect of the Other Corporation substantially similar to those provided for in this Agreement.

ARTICLE 11
AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1                        Amendments, Modifications, etc.

Subject to Section 11.2 thereof, this Agreement may not be amended or modified except by an agreement in writing executed by US Gold, Callco, Exchangeco and the Trustee and approved by the Beneficiaries in accordance with Section 10.2 of the Share Provisions.

11.2                        Ministerial Amendments

Notwithstanding the provisions of Section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

(a)                                  adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of Exchangeco, Callco and US Gold shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries as a whole;

(b)                                 evidencing the succession of a US Gold Successor and the covenants of the obligations assumed by each such US Gold Successor in accordance with the provisions of ARTICLE 10;

(c)                                  making such amendments or modifications not inconsistent with this Agreement, as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of US Gold, Callco and Exchangeco and in the opinion of the Trustee, in reliance upon a certificate of Exchangeco, having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such boards of directors and the Trustee, acting in reliance upon a certificate of Exchangeco, shall be of the opinion that such amendments and modifications will not be prejudicial to the rights or interests of the Beneficiaries as a whole; or

(d)                                 making such changes or corrections which, on the advice of counsel to US Gold, Callco, Exchangeco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the board of directors of each of US Gold, Callco and Exchangeco shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries as a whole.

11.3                        Meeting To Consider Amendments

Exchangeco, at the request of US Gold, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Exchangeco, the Share Provisions and all applicable Laws.

11.4                        Changes in Capital of US Gold and Exchangeco

At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either the shares of US Gold Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the shares of US Gold Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

11.5                        Execution of Supplemental Trust Agreements

Notwithstanding Section 11.1, from time to time Exchangeco (when authorized by a resolution of its board of directors), Callco (when authorized by a resolution of its board of directors), US Gold (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof for any one or more of the following purposes:

(a)                                  evidencing the succession of a US Gold Successor and the covenants of and obligations assumed by each such US Gold Successor in accordance with the provisions of ARTICLE 10 and the successors of any successor trustee in accordance with the provisions of ARTICLE 9;

(b)                                 making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Right which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to US Gold, Exchangeco, the Trustee or this Agreement; and

(c)                                  for any other purposes not inconsistent with the provisions of this Agreement, including to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

In executing or accepting the supplemental trusts created by any supplemental agreement permitted by this ARTICLE 11, the Trustee will be entitled to receive and (subject to ARTICLE 6) will be fully protected in relying upon an Officer’s Certificate and opinions of counsel stating that the execution of such supplemental agreement is authorized or permitted in this Agreement.

ARTICLE 12
TERMINATION

12.1                        Term

The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)                                  no outstanding Exchangeable Shares are held by a Beneficiary;

(b)                                 each of US Gold, Callco and Exchangeco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 10.2 of the Share Provisions; and

(c)                                  21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

12.2                        Survival of Agreement

This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of ARTICLE 7 and ARTICLE 8 shall survive any termination of this Agreement.

ARTICLE 13
GENERAL

13.1                        Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

13.2                        Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

13.3                        Assignment

No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of Law or otherwise) except that Callco may assign in its sole discretion any or all of its rights, interests and obligations hereunder to any wholly owned subsidiary of US Gold.

13.4                        Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) at or to the address or facsimile telephone number set forth beneath the name of such party below:

If to Exchangeco or Callco:

2900 Manulife Place

10180-101 Street

Edmonton, Alberta

T5J 3V5

Facsimile No.: (780) 423-7276

Attention:  Corporate Secretary

If to US Gold:

Bay Wellington Tower

181 Bay Street

Suite 4750 - P.O. Box 792

Toronto, Ontario

M5J 2T3

Facsimile No.: (647) 258-0408

Attention:  Perry Ing

In the case of Exchangeco, Callco and US Gold, with copy to:

Fraser Milner Casgrain LLP

Toronto-Dominion Centre

77 King Street West, Suite 400

Toronto, Ontario

M5K 0A1

Attention:  Michael Melanson

Fax:  (416) 863-4592

If to the Trustee:

Computershare Trust Company of Canada

600, 530 — 8th Avenue SW

Calgary, Alberta

T2P 3S8

Attention:  Manager, Corporate Trust

Fax:  (403) 267-6598

or at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this section. Any notice given shall be deemed to have been received on the date of such delivery or sending. Provided that if any notice or other communication to which this section applies is given or delivered by facsimile transmission and is recorded as having been transmitted successfully after 5:00 pm (local time of recipient) on a Business Day or at any time on a day that is not a Business Day, such notice or other communication shall be deemed to have been given or delivered and received on the following Business Day.

13.5                        Notice to Beneficiaries

Any notice, request or other communication to be given to a Beneficiary shall be in writing and shall be valid and effective if given by mail (postage pre-paid or by delivery, to the address of the holder recorded in the securities register of Exchangeco or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken pursuant thereto.

13.6                        Risk of Payments By Post

Whenever payments are to be made or certificates or documents are to be sent to any Beneficiary by the Trustee or by Exchangeco, Callco, US Gold or by such Beneficiary to the Trustee or to

US Gold or Callco or Exchangeco, the making of such payment or sending of such certificate or document sent through the post shall be at the risk of Exchangeco, in the case of payments made or documents by the Trustee or Exchangeco or Callco or US Gold and the Beneficiary, in the case of payments made or documents by the Beneficiary.

13.7                        United States Tax Characterization

The parties hereto recognize and intend that, for United States federal, state and local income, franchise and similar Tax purposes, the Trust will be disregarded as an entity separate from US Gold pursuant to Treas. Reg. 301.7701-3(b), and no party shall take any position on any tax return or otherwise that is inconsistent with such treatment.

13.8                        Counterparts

This Agreement may be executed in counterparts (by facsimile or otherwise), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.9                        Jurisdiction

This Agreement shall be construed and enforced in accordance with the Laws of the Province of Ontario and the Laws of Canada applicable therein.

13.10                 Attornment

Each of the Trustee, US Gold, Callco and Exchangeco agrees that any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and each of US Gold and Callco hereby appoint Exchangeco at its registered office in the Province of Alberta as attorney for service of process.  EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

US GOLD CORPORATION

By:	/s/ Nils Engelstad
Name: Nils Engelstad
Title: Corporate Secretary

MCEWEN MINING (ALBERTA) ULC

By:	/s/ Perry Ing
	Name:	Perry Ing
	Title:	Vice-President and Secretary- Treasurer

MCEWEN MINING — MINERA ANDES ACQUISITION CORP.

By:	/s/ Perry Ing
	Name:	Perry Ing
	Title:	Vice-President and Secretary- Treasurer

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Nazim Nathoo
Name: Nazim Nathoo
Title: Corporate Trust Officer

By:	/s/ Laura Leong
Name: Laura Leong
Title: Corporate Trust Officer